Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. Sec.1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report of Park City Group, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2021 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), the undersigned, John R. Merrill, Principal Financial Officer of the Company, certifies, to my best knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 15, 2021	By:	/s/ John R. Merrill John R. Merrill Chief Financial Officer (Principal Financial Officer & Principal Accounting Officer)